UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2017

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry Into A Material Definitive Agreement

On April 27, 2017, Workhorse Group Inc. (the “Company”) entered into a Services Partner Agreement (the “Ryder Agreement”) with Ryder Truck Rental, Inc. (“Ryder”). The Ryder Agreement provides that Ryder shall serve as the primary distributor, except with respect to certain exclusive accounts, in the United States, Mexico and Canada. During the fourth quarter of every year commencing in the fourth quarter of 2018, Ryder and the Company will mutually establish sales goals for each type of vehicle for the following year as well as standards relating to parts availability, service responsiveness and other key performance indicators. Ryder shall also serve as the sole and exclusive provider of certain repair services and the sole and exclusive distributor of certain vehicle parts in the United States, Canada and Mexico. The Company has agreed to provide a warranty for each vehicle and part for varying time period and mileage. For all repair services performed by Ryder on the Company’s vehicles during the warranty period, excluding physical damage repairs resulting from, but not limited to, collision, driver behavior, fire or act of God, the Company will reimburse Ryder for such services. The term of the Ryder Agreement is through December 31, 2027 unless terminated sooner. On the fifth anniversary of the Ryder Agreement, if there are any material changes in the relationship or the external market that have a direct impact on the material terms of the Ryder Agreement, the parties may seek to renegotiate the affected terms of the Ryder Agreement. In the event that the parties do not reach a mutual agreement within 90 days of the commencement of the renegotiation, either party may terminate the Ryder Agreement with 30 days prior written notice to the other party or decide to continue under the current terms for the remainder of the term.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Services Partner Agreement between Workhorse Group Inc. and Ryder Truck Rental, Inc. dated April 27, 2017*

* Portions of this exhibit have been redacted pursuant to a request for confidential treatment submitted to the Securities Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: May 3, 2017	By:	/s/ Julio Rodriguez
	Name: Title:	Julio Rodriguez Chief Financial Officer

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